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                       [Letterhead of Steven A. McArthur]


                                                               October 7, 1999


HomeServices.Com Inc.
6800 France Avenue South, Suite 600
Edina, Minnesota 55435


                    Re: HomeServices.Com Inc.
                        Registration Statement on Form S-1
                        (File No. 333-82997)
                        -----------------------------------


Ladies and Gentlemen:


         I am the Senior Vice President, General Counsel and Secretary of HomeServices.Com Inc., a Delaware corporation (the "Company"). I have served in such capacity in connection with the initial public offering by the Company of up to 2,515,625 shares (including 328,125 shares subject to an over-allotment option) (the "Primary Shares") and the sale by MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican Holdings"), of up to 1,796,875 shares (including 234,375 shares subject to an over-allotment option) (the "Secondary Shares" and, together with the Primary Shares, the "Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-82997) as filed with the Securities and Exchange Commission (the "Commission") on July 16, 1999 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on


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HomeServices.Com Inc.
October 7, 1999
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August 24, 1999 under the Act; (iii) Amendment No. 2 to the Registration
Statement as filed with the Commission on August 31, 1999 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on September 13, 1999 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on September 20, 1999 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on October 6, 1999 under the Act; (vii) Amendment No.6 to the Registration Statement as filed with the Commission on October 7, 1999 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (viii) a draft of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and U.S. Bancorp Piper Jaffray Inc., as representatives of the several underwriters named therein (the "Underwriters"), in the form filed as
Exhibit 1.1 to the Registration Statement; (ix) a specimen certificate representing the Common Stock, in the form filed as Exhibit 4.1 to the Registration Statement; (x) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (xi) the Amended and Restated By-Laws of the Company, as currently in effect; (xii) the Agreement and Plan of Merger, dated as of October 7, 1999, between MidAmerican Realty Services Company, an Iowa corporation ("MidAmerican Realty"), and the Company, relating to the merger of MidAmerican Realty with and into the Company (the "Merger");
(xiii) the Certificate of Merger as filed with the Secretary of State of the State of Delaware on October 7, 1999 (the "Certificate of Merger"), which Certificate of Merger also sets forth the changes to the Certificate of Incorporation of the Company effected by the Merger; (xiv) certain resolutions of the Board of Directors of the Company, dated July 13, 1999 and drafts of certain resolutions of the Pricing Committee of the Board of Directors of the Company, relating to the issuance and sale of the Shares, the Merger and related matters; and (xv) certain resolutions of the stockholders of the Company, dated October 6, 1999, relating to the Merger and related matters. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


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HomeServices.Com Inc.
October 7, 1999
Page 3


         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, its officers and directors, I have assumed that such other parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof on such other parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other state or jurisdiction.

         Based upon and subject to the foregoing, it is my opinion that:

         1. When (i) the Registration Statement becomes effective under the Act;
(ii) the Primary Shares are issued and sold to the Underwriters as described in the Registration Statement and related prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Act; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

         2. When (i) the Registration Statement becomes effective under the Act; and (ii) the certificates representing the Secondary Shares in the form of the


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HomeServices.Com Inc.
October 7, 1999
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specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the issuance and sale of the Secondary Shares will have been duly authorized, and the Secondary Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.




                                                     Very truly yours,
                                                     /s/ Steven A. McArthur